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                                                                    EXHIBIT 23.3

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Bristol Retail Solutions, Inc. of our report dated June 5, 1997 (relating to the financial statements of Smyth Systems, Inc. not presented separately herein), appearing on the Form 8-K/A of Bristol Retail Solutions, Inc. filed on July 29, 1997.

/s/ DELOITTE & TOUCHE LLP

Akron, Ohio
January 5, 1998